
<ARTICLE> 7
<LEGEND>
This schedule contains summary financial information extracted from the S-K and is qualified in its entirely by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1994
<PERIOD-START>                             JAN-01-1994
<PERIOD-END>                               SEP-30-1994
<DEBT-HELD-FOR-SALE>                     1,915,333,869
<DEBT-CARRYING-VALUE>                                0
<DEBT-MARKET-VALUE>                                  0
<EQUITIES>                               2,311,309,563
<MORTGAGE>                                   5,329,022
<REAL-ESTATE>                               16,311,358
<TOTAL-INVEST>                           4,265,269,681 <F1>
<CASH>                                      40,703,867
<RECOVER-REINSURE>                           1,133,682
<DEFERRED-ACQUISITION>                     108,622,015
<TOTAL-ASSETS>                           4,777,419,506
<POLICY-LOSSES>                          1,827,209,850 <F2>
<UNEARNED-PREMIUMS>                        380,461,691
<POLICY-OTHER>                              44,871,085 <F2>
<POLICY-HOLDER-FUNDS>                        3,422,797
<NOTES-PAYABLE>                            199,085,075 <F3>
<COMMON>                                   100,257,831 <F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                               1,894,788,326 <F4>
<TOTAL-LIABILITY-AND-EQUITY>             4,777,419,506
<PREMIUMS>                                 904,960,035
<INVESTMENT-INCOME>                        195,516,422
<INVESTMENT-GAINS>                          31,504,672
<OTHER-INCOME>                               8,268,208
<BENEFITS>                                 673,238,888
<UNDERWRITING-AMORTIZATION>                 54,916,502 <F5>
<UNDERWRITING-OTHER>                       219,372,144 <F5>
<INCOME-PRETAX>                            192,726,803
<INCOME-TAX>                                37,592,575
<INCOME-CONTINUING>                        155,134,228
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               155,134,228
<EPS-PRIMARY>                                     3.01
<EPS-DILUTED>                                     3.01
<RESERVE-OPEN>                           1,380,925,959 <F6>
<PROVISION-CURRENT>                                  0
<PROVISION-PRIOR>                                    0
<PAYMENTS-CURRENT>                                   0
<PAYMENTS-PRIOR>                                     0
<RESERVE-CLOSE>                          1,481,721,391 <F7>
<CUMULATIVE-DEFICIENCY>                              0

<F1>--Equals the sum of Fixed Maturities, Equity Securities and other Invested Assests
<F2>--Equals the sum of Life Policy Reserves and Losses and Loss Expenses less the Life Company liability for Supplementary
      Contracts without Life Contingencies which is classified as Other Policyholder Funds
<F3>--Equals the sum of Notes Payable and the 5-1/2% Convertible Senior Debenture
<F4>--Equals the Total Shareholders Equity
<F5>--Equals the Sum of Commissions, Other Operating Expenses, Taxes licenses and Fees, Increase in deferred acquisition costs,
      Interest expense and other expenses
<F6>--Equals the reserve for unpaid claims for both the property casualty and life insurance subsidiaries as of December 31, 1993
<F7>--Equals the reserve for unpaid claims for both the property casualty and life insurance subsidiaries as of September 30, 1994

